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                                                                   EXHIBIT 10(w)

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                             INTERCREDITOR AGREEMENT


                          dated as of February 18, 2004

                                 by and between

                         U.S. BANK NATIONAL ASSOCIATION,
                               as Collateral Agent

                                       and

                    CONGRESS FINANCIAL CORPORATION (CENTRAL),
                             as Administrative Agent

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                             INTERCREDITOR AGREEMENT

            This INTERCREDITOR AGREEMENT, dated as of February 18, 2004 (as the same may be amended, modified or supplemented from time to time, this "Agreement"), is by and between: (i) U.S. Bank National Association, as Collateral Agent under the Indenture (as defined below) for the benefit of the holders from time to time of the Note Obligations (in such capacity, the "Collateral Agent") and (ii) CONGRESS FINANCIAL CORPORATION (CENTRAL), as Administrative Agent (in such capacity, the "Administrative Agent") under the Credit Agreement (as defined below) for the benefit of the holders from time to time of the Priority Obligations.

                                    RECITALS

            WHEREAS, pursuant to a Credit Agreement, dated as of August 16, 2001, entered into by JII, LLC as Borrower and led by the Administrative Agent, the Borrower and other Obligors have entered into the Priority Lien Security Documents pursuant to which the Obligors have granted the Administrative Agent a first priority security interest in the Collateral;

            WHEREAS, pursuant to an Indenture, dated of even date herewith (as the same may be amended, restated, modified, supplemented, renewed, refunded, replaced or refinanced from time to time, the "Indenture"), by and between JII Holdings, LLC ("JII Holdings") and JII Holdings Finance Corporation ("JII Finance") (collectively, the "Issuers"), the Guarantors and U.S. Bank National Association, as trustee (in such capacity, the "Note Debt Trustee") for the benefit of the holders of the Note Obligations, the Borrower, the Issuers, and the other Obligors have entered into the Security Documents pursuant to which they have granted the Collateral Agent a security interest in the Collateral which security interest is subordinate to the security interest of the Priority Lien;

            WHEREAS, the parties hereto desire to enter into this Agreement to confirm their relative rights with respect to the Collateral as provided in this Agreement;

            NOW THEREFORE, in consideration of the premises, covenants and agreements as herein set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    AGREEMENT

                                   ARTICLE 1.
                                   DEFINITIONS

            For purposes of this Agreement, the terms listed in this Article 1 shall have the respective meanings set forth in this Article 1. All other capitalized terms used herein and not defined herein shall have the meaning ascribed thereto in the Indenture.

            "Additional Notes" means an unlimited principal amount of Notes (other than the Initial Notes) issued under the Indenture after the date of the Indenture, as part of the same class as the Initial Notes.

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            "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

            "Business Day" means any day other than a Legal Holiday.

            "Capital Stock" means:

            (1)   in the case of a corporation, corporate stock;

            (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

            (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

            (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

            "Collateral" means all present and future properties and assets of JII Holdings or any other Obligor upon which a security interest is granted to secure Note Obligations pursuant to the security documents, other than Excluded Assets.

            "Collateral Agent" means the Note Debt Trustee in its capacity as Collateral Agent under the security documents together with its successors in such capacity.

            "Credit Agreement" means that certain Loan and Security Agreement, dated August 16, 2001, by and among JII LLC (formerly known as JII, Inc.), as borrower, Congress Financial Corporation (Central), as agent, Wachovia Bank, as a lender and the other financial institutions from time to time party thereto, as lenders, providing for up to $110.0 million of revolving credit based on the value of certain assets, including inventory, accounts receivable and fixed assets, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

            "Credit Agreement Agent" means Congress Financial Corporation, in its capacity as Collateral Agent under the Priority Lien Security Documents, and any successor thereto in such capacity.

            "Credit Bid Rights" means, in respect of any order relating to a sale of assets in any Insolvency or Liquidation Proceeding, that:

            (1) such order grants the Holders of Notes (individually and in any

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                  combination) the right to bid at the sale of such assets and the right to offset such holders' claims secured by Note Liens upon such assets against the purchase price of such assets if the bids of such holders:

                  (a) is the highest bid or otherwise determined by the court to be the best offer at the sale; and

                  (b) includes a cash purchase price component payable at the closing of the sale in an amount that would be sufficient on the date of the closing of the sale, if such amount were applied to such payment on such date, to Discharge all unpaid Priority Obligations (except Unasserted Contingent Obligations) and to satisfy all liens entitled to priority over the Priority Liens that attach to the proceeds of the sale, and such order requires or permits such amount to be so applied; and

            (2) such order allows the claims of the Holders of Notes in such Insolvency or Liquidation proceeding to the extent required for the grant of such rights.

            "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

            "Default" means any event that is, or with the passage of time or the giving of notice or both would be, if it continues uncured, an Event of Default.

            "Discharge of the Priority Obligations" means termination of all commitments to extend credit that would constitute Priority Debt, payment in full in cash of the principal of and interest and premium (if any) on all Priority Debt (except undrawn letters of credit), discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Priority Lien Document) of all letters of credit outstanding under any Priority Debt, and payment in full in cash of all other Priority Obligations (except Unasserted Contingent Obligations) that are outstanding and unpaid at the time the Priority Debt is paid in full in cash. "Discharge" and "Discharged" shall have the correlative meaning.

            "Domestic Restricted Subsidiary" shall have the meaning ascribed thereto in the Indenture.

            "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock); provided, however, that Equity Interest shall not include Incentive Arrangements (as defined in the Indenture) that do not include the issuance of Capital Stock, or

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warrants, options or other rights to acquire Capital Stock or obligations or payments thereunder.

            "Event of Default" has the meaning set forth in Section 6.01 of the Indenture.

            "Excluded Assets" means:

            (1) any lease, license, contract, property right or agreement to which JII Holdings or any Restricted Subsidiary is a party or any of its rights or interests thereunder if and only for so long as the grant of a security interest under the security documents shall constitute or result in a breach, termination or default under any such lease, license, contract, property right or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity); provided, that such lease, license, contract, property right or agreement shall be an Excluded Asset only to the extent and for so long as the consequences specified above shall result and shall cease to be an Excluded Asset and shall become subject to the security interest granted under the security documents immediately and automatically, at such time as such consequences shall no longer result;

            (2) any voting Equity Interests of any Excluded Foreign Subsidiary representing more than 65% of the total outstanding voting Equity Interest of that Excluded Foreign Subsidiary;

            (3) assets subject to Liens described in clause (7) of the definition of "Permitted Liens;"

            (4) any property or assets acquired by JII Holdings or any of its Restricted Subsidiaries after the date of the Indenture in which the Collateral Agent does not have a perfected security interest on such acquisition date, solely to the extent JII Holdings or such Restricted Subsidiary was not required to grant the Collateral Agent a perfected security interest therein pursuant to Section 4.19 of the Indenture;

            (5) at any time, any securities of a Subsidiary if, and only to the extent that, at such time, the pledge of such securities in favor of the Collateral Agent to secure the Note Obligations would trigger a requirement under Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act (or any other law, rule or regulation) to file separate financial statements of that Subsidiary with the Securities and Exchange Commission (or any other governmental agency);

            (6) money, deposit accounts and letter-of-credit rights that are not supporting obligations, all as defined in Article 9 of the New York Uniform Commercial Code (except that the exclusion of money, deposit accounts and letter-of-credit rights that are not supporting obligations from the Collateral will not affect, limit or impair any security interest of the

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                  Collateral Agent in any proceeds of Collateral at any time held as money, held on deposit in any deposit account or constituting letter-of-credit rights); provided that in the event, and to the extent, that, after the date of the Indenture, the security interest granted therein may be perfected by the filing of a financing statement, money, deposit accounts and letter-of-credit rights that are not supporting obligations shall cease to be Excluded Assets;

            (7)   at any time, property that is excluded from the coverage of
                  Article 9 of the New York Uniform Commercial Code or in respect of which a security interest created thereunder may not then be perfected by the filing of a financing statement and that has, in the good faith judgment of the Issuers, an aggregate Fair Market Value, for all such property, of less than $2,500,000 (except that the exclusion of such property from the Collateral will not affect, limit or impair any security interest of the Collateral Agent in any proceeds of Collateral at any time held as personal property of a type that is excluded from the coverage of Article 9 of the New York Uniform Commercial Code or in respect of which a security interest created thereunder may not be perfected by the filing of a financing statement); and

            (8) any asset or property owned by JII Holdings or any Restricted Subsidiary on the date of the Indenture, in which the Priority Lien Collateral Agent, as of the date of the Indenture, has not been granted a perfected security interest to secure any Priority Obligations, including, without limitation, any interests in real property leased by JII Holdings or any of its Restricted Subsidiaries and copyrights; provided, that, if the Priority Lien Collateral Agent holds an unperfected security interest in any such asset or property, such asset or property shall be an "Excluded Asset" only with respect to the requirement that the security interest of the Collateral Agent therein securing Note Obligations be perfected;

provided, that any property in which JII Holdings or any other Obligor is required to grant a security interest in favor of the Collateral Agent to secure the Note Obligations pursuant to Section 4.12(c) of the Indenture shall not be an Excluded Asset.

            "Excluded Foreign Subsidiary" means, at any time, any Foreign Subsidiary that is (or is treated as) for United States federal income tax purposes either a (1) corporation or (2) pass-through entity owned directly or indirectly by another Foreign Subsidiary that is (or is treated as) a corporation.

            "Foreign Subsidiary" means, any Restricted Subsidiary of JII Holdings that is not a Domestic Restricted Subsidiary.

            "GAAP" means, generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and a statements and pronouncements of the Financial Accounting

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Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

            "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

            "Guarantee Date" means the first date, if any, on which all the Domestic Restricted Subsidiaries guarantee the Notes and the other Note Obligations pursuant to Section 4.23 of the Indenture or voluntarily thereafter.

            "Guarantors" means each of:

            (1)   Jordan;

            (2)   from and after the Guarantee Date, the Subsidiary Guarantors;

            (3) from and after the Guarantee Date, any other Subsidiary of JII Holdings that executes a Note Guarantee in accordance with the provisions of the Indenture,

and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the Indenture.

            "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

            (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

            (2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

            (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

            "Holder" means a person in whose name a Note is registered.

            "Immaterial Subsidiary" shall have the meaning ascribed thereto in the Indenture.

            "Incentive Arrangements" shall have the meaning ascribed thereto in the Indenture.

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            "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

            (1)   in respect of borrowed money;

            (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

            (3)   in respect of banker's acceptances;

            (4)   representing Capital Lease Obligations;

            (5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

            (6)   representing any net Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person, but shall not include any Incentive Arrangements or obligations or payments thereunder.

            "Initial Notes" means the first $173,333,300 aggregate principal amount of Notes issued under the Indenture on the date of the Indenture.

            "Insolvency or Liquidation Proceeding" means:

            (1) any case commenced by or against JII Holdings or any other Obligor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of JII Holdings or any other Obligor, any receivership or assignment for the benefit of creditors relating to JII Holdings or any other Obligor or any similar case or proceeding relative to JII Holdings or any other Obligor or its creditors, as such, in each case whether or not voluntary;

            (2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to JII Holdings or any other Obligor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

            (3) any other proceeding of any type or nature in which substantially all claims of creditors of JII Holdings or any other Obligor are determined and any payment or distribution is or may be made on account of such claims.

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            "JII Exchange Offer" means the offer to exchange all outstanding Old
JII Notes for the Notes.

            "Jordan" means Jordan Industries, Inc.

            "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are closed (1) in the City of New York, (2) in the city in which the Corporate Trust Office of the Note Debt Trustee is located, (3) at a place of payment or (4) at any other location identified in the definition of "Business Day" (or the equivalent thereof) in the applicable Priority Lien Document; provided that the Note Debt Trustee and the Collateral Agent have previously been advised of such location in writing; and provided, further, that, for purposes of the Credit Agreement, such locations shall be Illinois, New York and North Carolina, unless and until the Note Debt Trustee and the Collateral Agent are notified in writing of any substitute or additional location or are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday.

            "Lenders" means, at any time, the parties then holding (or committed to provide) loans, letters of credit or other extensions of credit or obligations that constitute (or when provided will constitute) Priority Obligations.

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and, except in connection with any Qualified Receivables Transaction, any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

            "Note Debt" means:

            (1)   the Initial Notes; and

            (2)   any Additional Notes that are permitted to be issued under
                  Section 4.09 of the Indenture.

provided, that the satisfaction of the requirement in clause (2) shall be conclusively established, for purposes of entitling the holders of such Note Debt to share equally and ratably with the other holders of Note Obligations in the benefits and proceeds of the Collateral Agent's security interests in the Collateral, if JII Holdings delivers to the Collateral Agent an Officers' Certificate stating that such requirement has been satisfied and that such Note Debt constitutes "Note Obligations", and the holders of such Note Debt and Obligations in respect thereof will be entitled to rely conclusively thereon.

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            "Note Documents" means the Indenture, the Notes (including
Additional Notes), the Note Guarantees, the security documents and all agreements governing, securing or relating to any Note Obligations (other than this Agreement).

            "Note Guarantee" means the Guarantee by each Guarantor of the Issuers' obligations under the Indenture and on the Notes, executed pursuant to the provisions of the Indenture.

            "Note Lien" means a Lien granted pursuant to a security document by JII Holdings or any other Obligor to the Collateral Agent (or any other holder, or representative of holders, of Note Obligations) upon any property or assets of JII Holdings or such other Obligor to secure Note Obligations.

            "Note Obligations" means Note Debt and all other Obligations in respect thereof.

            "Notes" means the 13% New Secured Notes due 2007 (including without limitation, Additional Notes).

            "Obligations" means in respect of Priority Lien Documents or Note
Documents:

            (1) any principal (including reimbursement obligations with respect to letters of credit whether or not drawings have been made thereon), interest (including any interest accruing at the then applicable rate provided in any applicable Secured Debt Document after the maturity of the Indebtedness thereunder or during the existence of an event of default and any reimbursement obligations therein and interest accruing at the then applicable rate provided in any applicable Secured Debt Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the Secured Debt Document;

            (2) the obligation to pay an amount equal to all damages that a court shall determine any holder of the applicable Secured Debt has suffered by reason of a breach by the applicable obligor thereunder of any obligation, covenant or undertaking with respect to any applicable Secured Debt Document; and

            (3) any net obligations of the obligor under any applicable Secured Debt Document to any holder of Secured Debt (or any representative on its behalf) or any Affiliate thereof under any Hedging Obligations in respect of interest rates of currency exchange rates.

            "Obligor" means Jordan, JII Holdings, JII Finance and each Subsidiary of JII Holdings that at any time is directly obligated, guarantees and/or provides collateral security or credit support for any Note Obligations or Priority Obligations, as the case may be.

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            "Officer" means, with respect to any Person, the Chairman of the
Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

            "Officers' Certificate" means a certificate signed on behalf of JII Holdings by two Officers of JII Holdings, one of whom must be the principal executive officer, the principal financial officer, the treasurer, or the principal accounting officer of JII Holdings, that meets the requirements of
Section 15.05 of the Indenture.

            "Old JII Notes" means each of (1) the 10 3/8% Series B Senior Notes due 2007 of Jordan (Cusip No. 480695AJ4); and (2) the 10 3/8% Series D Senior Notes due 2007 of Jordan (Cusip No. 480695AN5).

            "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Note Debt Trustee, that meets the requirements of
Section 15.05 of the Indenture. The counsel may be an employee of or counsel to JII Holdings, the Borrower or the Note Debt Trustee.

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

            "Permitted Debt" means:

            (1) the incurrence by JII Holdings and its Restricted Subsidiaries of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of JII Holdings and its Restricted Subsidiaries thereunder and Hedging Obligations being deemed to have a principal amount equal to the net obligations of JII Holdings and its Restricted Subsidiaries thereunder from time to time) not to exceed the greater of:

                  (a) from the date of the Indenture through August 31, 2004, $80.0 million, from September 1, 2004 through May 31, 2005, $60.0 million, from June 1, 2005 through February 28, 2006, $40.0 million, and from and after March 1, 2006, $30.0 million, in each case less 75% of the aggregate amount of all Net Proceeds of Asset Sales applied by JII Holdings or any of its Restricted Subsidiaries since the date of the Indenture to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility pursuant to Section 4.10 of the Indenture; or

                  (b)   $30.0 million;

            provided, however, that for purposes of calculating the amounts available under

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            this clause (1), such amounts shall be reduced by the amount of any
            Indebtedness of any Receivables Subsidiary outstanding at any time;

            (2) the incurrence by JII Holdings and its Restricted Subsidiaries of the Existing Indebtedness;

            (3) the incurrence by the Issuers and the Guarantors of Indebtedness represented by the Note Debt and the related Guarantees to be issued on or after the date of the Indenture and the incurrence by the Issuers and the Guarantors of Indebtedness represented by the Exchange Securities and the related Guarantees;

            (4) the incurrence by JII Holdings or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of JII Holdings or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause
                  (4), not to exceed $10.0 million at any time outstanding;

            (5) Indebtedness of a Subsidiary incurred and outstanding on or prior to the date on which such Subsidiary was acquired by JII Holdings (other than Indebtedness incurred in contemplation of, or in connection with, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary of or was otherwise acquired by JII Holdings); provided, that such Indebtedness is non-recourse to JII Holdings or any of its Subsidiaries other than the Subsidiary acquired; provided, further, that for any such Indebtedness outstanding at any time under this clause (5) in excess of $10.0 million on the date that such Subsidiary is acquired by JII Holdings, JII Holdings would have been able to incur $1.00 of additional Indebtedness pursuant to Section 4.09(a) of the Indenture after giving effect to the incurrence of such Indebtedness pursuant to this clause (5);

            (6) the incurrence by JII Holdings or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under Section 4.09(a) of the Indenture or clauses (2), (3), (5) or (6) of this definition;

            (7) the incurrence by JII Holdings or any of its Restricted Subsidiaries of intercompany Indebtedness between or among JII Holdings and any of its Restricted Subsidiaries; provided, however, that:

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                  (a)   if JII Holdings or any Subsidiary Guarantor is the
                        obligor on such Indebtedness and the payee is not JII Holdings or a Subsidiary Guarantor or a Receivables Subsidiary, such Indebtedness must be expressly subordinated in right of payment to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of JII Holdings, or the Subsidiary Guarantee, in the case of a Subsidiary Guarantor; and

                  (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than JII Holdings or a Restricted Subsidiary of JII Holdings and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either JII Holdings or a Restricted Subsidiary of JII Holdings, will be deemed, in each case, to constitute an incurrence of such Indebtedness by JII Holdings or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

            (8) the issuance by any of JII Holdings' Restricted Subsidiaries to JII Holdings or to any of its Restricted Subsidiaries of shares of preferred equity; provided, however, that any:

                  (a) subsequent issuance or transfer of Equity Interests that results in any such preferred equity being held by a Person other than JII Holdings or a Restricted Subsidiary of JII Holdings; and

                  (b) sale or other transfer of any such preferred equity to a Person that is not either JII Holdings or a Restricted Subsidiary of JII Holdings,

                  will be deemed, in each case, to constitute an issuance of such preferred equity by such Restricted Subsidiary that was not permitted by this clause (8);

            (9) the incurrence by JII Holdings or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

            (10) the guarantee by JII Holdings or any of the Subsidiary Guarantors of Indebtedness of JII Holdings or a Restricted Subsidiary of JII Holdings that was permitted to be incurred by another provision of this definition; provided, that if the Indebtedness being guaranteed is subordinated in right of payment to or pari passu with the Notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed; provided, further, that neither JII Holdings nor any Subsidiary Guarantor may guarantee any Indebtedness pursuant to this clause (10) incurred under clause (5) of this definition unless JII Holdings would have been able to incur $1.00 of additional Indebtedness pursuant to Section 4.09(a) of the Indenture after giving effect to the incurrence of such Indebtedness pursuant to such clause (5) of this definition;

            (11) the incurrence by JII Holdings or any of its Restricted Subsidiaries of Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, performance and surety bonds in the ordinary course of business;

            (12) the incurrence by JII Holdings or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

            (13) the incurrence by Foreign Subsidiaries of Indebtedness in an aggregate principal amount at any time outstanding pursuant to this clause (13), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (13), not to exceed $5.0 million (or the equivalent thereof, measured at the time of each incurrence, in applicable foreign currency);

            (14) the incurrence by JII Holdings or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (14), not to exceed $10.0 million; provided, that such Indebtedness may not be secured;

            (15) Indebtedness of JII Holdings and its Restricted Subsidiaries in connection with the performance, surety, statutory, appeal or similar bonds in the ordinary course of business;

            (16) Indebtedness of JII Holdings and its Restricted Subsidiaries in connection with agreements providing for indemnification, purchase price adjustments and similar obligations in connection with the sale or disposition of any of their business, properties or assets to any Person that is not an Affiliate; and

            (17) the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction that is without credit-related recourse to JII Holdings or to any other Subsidiary of JII Holdings or their assets (other than such Receivables Subsidiary and its assets and, as to JII Holdings or any Subsidiary of JII Holdings, other than pursuant to representations, warranties, covenants and indemnities customary for such transactions) and is not guaranteed by any such Person.

            "Permitted Refinancing Indebtedness" shall have the meaning ascribed thereto in the Indenture.

            "Pledged Collateral" shall mean (1) any tangible property in the possession of the Priority Lien Collateral Agent (or its agents or bailees) in which a security interest is perfected by such possession, including, without limitation, any investment property, cash collateral account, deposit account, electronic chattel paper or letter of credit rights or (2) any other Collateral as to which the Priority Lien Collateral Agent (or its agents or bailees) has control and in which a security interest is perfected by such control. For purposes hereof, the terms "investment property", "deposit account", "electronic chattel paper" and "letter of credit rights" shall have the meanings given such terms in the New York Uniform Commercial Code, as in effect on the date hereof.

            "Priority Debt" means:

            (1) the principal of and interest on Indebtedness under the Credit Agreement which, when advanced (or, in the case of any reimbursement obligation for a letter of credit issued under the Credit Agreement, when such letter of credit was issued), either (a) was permitted to be incurred by clause (1) of the definition of "Permitted Debt" or (b) was advanced (or, in the case of any such reimbursement obligation, relates to a letter of credit that was issued) upon delivery to the Note Debt Trustee, the Collateral Agent and the Credit Agreement Agent of an Officers' Certificate to the effect that such Indebtedness was permitted to be incurred by clause (1) of the definition of "Permitted Debt," including without limitation any such Indebtedness incurred in any insolvency or liquidation proceeding to the extent permitted by clause (1) of the definition of "Permitted Debt;" and

            (2) the principal of and interest on Indebtedness under any Credit Facility other than the Credit Agreement to the extent such Indebtedness was permitted to be incurred by clause (1) of the definition of "Permitted Debt" and by the Credit Agreement but only if on or before the day on which such Indebtedness was incurred by JII Holdings or any of its Restricted Subsidiaries such Indebtedness is designated by JII Holdings, in an Officers' Certificate delivered to the trustee, the Collateral Agent and the Credit Agreement Agent on or before such date, as Priority Debt for the purposes of the Indenture;

provided, that no Indebtedness under the Credit Agreement or any other Credit Facility that, pursuant to an agreement executed by or on behalf of the Lenders, is contractually subordinated in right of payment to any other Indebtedness incurred other than pursuant to the Credit Agreement or other Credit Facility by JII Holdings or any of its Subsidiaries shall constitute Priority Debt.

            "Priority Lien" means a Lien granted pursuant to a Priority Lien Document by JII Holdings or any other Obligor to any holder, or representative of holders, of Priority Obligations upon any property or assets of JII Holdings or such other Obligor to secure Priority Obligations.

            "Priority Lien Collateral Agent" means the Credit Agreement Agent or, after all Priority Obligations in respect of the Credit Agreement have been Discharged, a single representative of all holders of Priority Liens most recently designated by JII Holdings in an Officers' Certificate delivered to the Collateral Agent or the successor of such representative in its capacity as such.

            "Priority Lien Documents" means the Credit Agreement, the Priority Lien Security Documents and all other agreements governing, securing or relating to any Priority Obligations (other than this Agreement).

            "Priority Lien Security Documents" means one or more security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust or other grants or transfers for security executed and delivered by any of JII Holdings or any other Obligor creating (or purporting to create) a Lien upon property owned or to be acquired by JII Holdings or any other Obligor in favor of any holder or holders of Priority Debt, or any trustee, agent or representative acting for any such holders, as security for any Priority Obligations in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

            "Priority Obligations" means the Priority Debt and all other Obligations of JII LLC or any other Obligor under the Priority Lien Documents.

            "Receivables Subsidiary" shall have the meaning ascribed thereto in the Indenture.

            "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

            "Secured Debt" means Note Debt and Priority Debt.

            "Secured Debt Document" means the Note Documents and the Priority Lien Documents.

            "security documents" means one or more security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, control agreements, deeds of trust or other grants or transfers for security executed and delivered by JII Holdings or any other Obligor creating (or purporting to create) a Note Lien upon Collateral in favor of the Collateral Agent as security for any Note Obligations, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with their terms.

            "Subsidiary" shall have the meaning ascribed thereto in the Indenture.

            "Subsidiary Guarantee" means the guarantee of the Notes by a Subsidiary Guarantor executed pursuant to the provisions of the Indenture.

            "Subsidiary Guarantors" means:

            (1) JII Holdings' direct and indirect Domestic Restricted Subsidiaries existing on the Guarantee Date, other than the Immaterial Subsidiaries, Receivables Subsidiaries and JII Finance; and

            (2) any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture.

            "Unasserted Contingent Obligations" means, at any time, Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time (except (i) the principal of and interest and premium (if any) on, and fees relating to, any Indebtedness, (ii) contingent obligations to reimburse the issuer of an outstanding letter of credit for amounts that may be drawn or paid thereunder and (iii) any such contingent claims or demands as to which the Priority Lien Collateral Agent or any holder of Priority Obligations has then notified JII Holdings).

            "Unrestricted Subsidiary" shall have the meaning ascribed thereto in the Indenture.

                                   ARTICLE 2.
                         REPRESENTATIONS AND WARRANTIES

      Section 2.1 Representations and Warranties of Collateral Agent. The Collateral Agent represents, warrants, acknowledges and agrees on behalf of itself and any holders of the Note Obligations on the date hereof that (1) it is authorized to enter into this Agreement on behalf of itself and each holder of Note Obligations, (2) it has the corporate power and authority and the legal right to execute and deliver and perform its obligations under this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement, and (3) this Agreement constitutes a legal, valid and binding obligation of the Collateral Agent.

      Section 2.2 Representations and Warranties of Administrative Agent. The Administrative Agent represents, warrants, acknowledges and agrees on behalf of itself and the Lenders under the Credit Agreement on the date hereof that (1) it is authorized to enter into this Agreement on behalf of itself and such Lenders,
(2) it has the corporate power and authority and the legal right to execute and deliver and perform its obligations under this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement, and (3) this Agreement constitutes a legal, valid and binding obligation of the Administrative Agent.

                                   ARTICLE 3.
                             INTERCREDITOR RELATIONS

      Section 3.1 Agreement for the Benefit of Holders of Priority Liens. The Note Debt Trustee and the Collateral Agent agree, and each Holder of Notes by accepting a Note agrees, that (1) the Note Liens are, to the extent and in the manner provided in this Article 3, junior and subordinate in ranking to all Priority Liens, whenever granted or attaching, upon any present or future Collateral and (2) the Priority Liens, whenever granted or attaching, upon any present or future Collateral, will be prior and senior to the Note Liens.

      Section 3.2 Ranking. Notwithstanding (a) anything to the contrary contained in the Security Documents, (b) the time of incurrence of any Secured Debt, (c) the time, order or method of attachment of the Note Liens or the Priority Liens, (d) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral, (e) the time of taking possession or control over any Collateral,
(f) the rules for determining priority under the Uniform Commercial Code or any other law governing relative priorities of secured creditors, (g) that any Priority Lien may not have been perfected, (h) that any Priority Lien may be or have become subordinated, by equitable subordination or otherwise, to any other Lien, or (i) any other circumstance of any kind or nature whatsoever, whether similar or dissimilar to any of the foregoing, the Note Liens will in all circumstances be junior and subordinate in ranking to all Priority Liens, whenever granted, upon any present or future Collateral, and the Priority Liens, whenever granted, upon any present or future Collateral to the extent the Priority Liens secure the Priority Obligations will be prior and superior to the Note Liens.

      Section 3.3 Collateral Sharing with Additional Notes. Any Additional Notes issued under the Indenture in accordance with the requirements set forth in the definition of "Note Debt" and permitted to be incurred under the Credit Facilities and Section 4.09 of the Indenture will be treated as Note Obligations for all purposes under the Indenture and the Security Documents.

      Section 3.4 Restriction on Enforcement of Note Liens.

            (a) So long as any Priority Obligations exist that have not been Discharged, the holders of Priority Liens will have the exclusive right to enforce, foreclose, collect or realize upon any Collateral. Subject to Section
3.14 and the second set of clauses (1) through (4) below, the Note Debt Trustee and Holders of Notes will not authorize or instruct the Collateral Agent, and the Collateral Agent will not, and will not authorize or direct any Person acting for it, the Note Debt Trustee or any holder of Note Obligations, to exercise any right or remedy with respect to any Collateral (including any right of set-off) or take any action to enforce, collect or realize upon any Collateral, including without limitation, any right, remedy or action to:

                  (1)   take possession of or control over any Collateral;

                  (2) exercise any collection rights in respect of any Collateral or retain any proceeds of accounts and other obligations receivable paid to it directly by any account debtor;

                  (3)   exercise any right of set-off against any Collateral;

                  (4) foreclose upon any Collateral or take or accept any transfer of title in lieu of foreclosure upon any Collateral;

                  (5) enforce any claim to the proceeds of insurance upon any Collateral;

                  (6) deliver any notice, claim or demand relating to the Collateral to any Person (including any securities intermediary, depositary bank or landlord) in the possession or control of any Collateral or acting as bailee, custodian or agent for any holder of Priority Liens in respect of any Collateral;

                  (7) otherwise enforce any remedy available upon default for the enforcement of any Lien upon the Collateral;

                  (8) deliver any notice or commence any proceeding for any of the foregoing purposes; or

                  (9) seek relief in any Insolvency or Liquidation Proceeding permitting it to do any of the foregoing;

except that, in any event, any such right or remedy may be exercised and any such action may be taken, authorized or instructed:

                  (1) without any condition or restriction whatsoever, so long as no Priority Obligations exist that have not been Discharged;

                  (2) as necessary to redeem any Collateral in a creditor's redemption permitted by law or to deliver any notice or demand necessary to enforce (subject to no Priority Obligations existing that have not been Discharged) any right to claim, take or receive proceeds of Collateral remaining at any time when no Priority Obligations exist that have not been Discharged in the event of foreclosure or other enforcement of any prior Lien;

                  (3) as necessary to perfect, or maintain the perfection or priority of, a Lien upon any Collateral by any method of perfection except through possession or control; or

                  (4) as necessary to prove, preserve or protect (but not enforce) the Note Liens, in each case, subject to the provisions of the Security Documents.

            (b) Notwithstanding the terms of clause (a) above, none of the rights and remedies otherwise available to the holders of Priority Liens in respect of the foreclosure or other enforcement of Priority Liens and none of the other rights and remedies of the holders of Priority Liens and Priority Obligations under the Priority Lien Documents may be impaired, restricted or affected by this Article 3 or by any actions taken by the holders of Priority Liens hereunder which are not in violation of the terms of this Agreement.

            (c)   At any time any Priority Obligations exist that have not been
Discharged:

                  (1) the Priority Lien Collateral Agent will have the sole right to adjust settlement of all insurance claims and condemnation awards in the event of any covered loss, theft, destruction or condemnation of any Collateral and all claims under insurance constituting Collateral;

                  (2) all proceeds of insurance on or constituting Collateral and all condemnation awards resulting from a taking of any Collateral will inure to the benefit of, and will be paid to, the holders of the Priority Liens; and

                  (3) the Collateral Agent will co-operate, if necessary and as reasonably requested by the Priority Lien Collateral Agent, in effecting the payment of insurance proceeds to the Priority Lien Collateral Agent. If the Collateral Agent unreasonably fails to do so, the holder of any Priority Lien is hereby irrevocably authorized and empowered, with full power of substitution, to execute and deliver any documents or instruments in the name of the Collateral Agent reasonably required to effect the payment of insurance proceeds to the Priority Lien Collateral Agent.

            (d)   Subject to Section 3.14 (other than clauses (4) and (5) of
Section 3.14), so long as there are any Priority Obligations existing that have not been Discharged, none of the Holders of Notes, the Note Debt Trustee or the Collateral Agent will:

                  (1) request judicial relief, in an Insolvency or Liquidation Proceeding or in any other court, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the holders of Priority Liens in respect of Priority Liens or that would limit, invalidate, avoid or set aside any Priority Lien or Priority Lien Security Document or subordinate the Priority Liens to the Note Liens or grant the Priority Liens equal ranking to the Note Liens;

                  (2) oppose or otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement of Priority Liens made by any holder of Priority Liens in any Insolvency or Liquidation Proceeding;

                  (3) oppose or otherwise contest any lawful exercise by any holder of Priority Liens of the right to credit bid Priority Debt at any sale in foreclosure of Priority Liens;

                  (4) oppose or otherwise contest any other request for judicial relief made in any court by any holder of Priority Liens relating to the lawful enforcement of any Priority Lien;

                  (5)   request relief from the automatic stay; or

                  (6) challenge the enforceability, perfection or the validity of the Priority Obligations or the Priority Liens.

            (e) Except for payments received free from the Priority Liens as provided in Section 3.4(f)(2), below, all proceeds of Collateral received by the Note Debt Trustee or the Collateral Agent at any time when any Priority Obligations exist that have not been Discharged will be held by the Note Debt Trustee or the Collateral Agent for account of the holders of Priority Liens and remitted to the Priority Lien Collateral Agent upon demand by the Priority Lien Collateral Agent. To the extent provided by applicable law, the Note Liens will remain attached to and, subject to this Article 3, enforceable against all proceeds so held or remitted.

            (f) Except for payments that are made from or constitute proceeds of property subject to Priority Liens and that are received by the Note Debt Trustee or the Collateral Agent or any holder of Note Obligations at any time when any Priority Obligations exist that have not been Discharged and after (i) the commencement of any Insolvency or Liquidation Proceeding in respect of JII Holdings or the grantor of any Priority Lien or (ii) the Note Debt Trustee and the Collateral Agent have received written notice from the Priority Lien Collateral Agent stating that (A) the Priority Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise) or (B) the holders of Priority Liens have become entitled to, and desire to, enforce any or all of the Priority Liens by reason of a default under Priority Lien Documents:

                  (1) no payment of money (or the equivalent of money) made by JII Holdings or any other Obligor to the Note Debt Trustee, the Collateral Agent, any Holder of Notes or any other holder of Note Obligations (including, without limitation, payments or prepayments made for application to Note Obligations) or any other payments and deposits made pursuant to any provision of the Indenture, any other Note Document and this Agreement will in any event be subject to the foregoing provisions of this Section 3.4 or otherwise affected by any of the provisions of Section 3.14; and

                  (2) all payments permitted to be received under Section 3.4(f)(1) will be received by the Note Debt Trustee, the Collateral Agent, the Holders of Notes and the other holders of Note Obligations free from the Priority Liens and all other Liens thereon except the Note Liens.

            (g) Prior to the issuance of the Subsidiary Guarantees, so long as any Priority Lien Obligations exist that have not been Discharged, none of the Note Debt Trustee, the Collateral Agent or the Holder of any Note will (1) take any action, directly or indirectly, which results in the sale, foreclosure, realization on or liquidation of any assets of any of the Issuers' Subsidiaries,
(2) institute or exercise against any such Subsidiary any suit, legal action, arbitration or other enforcement right or remedy, (3) file any petition or lien under any bankruptcy, insolvency or creditors' rights laws with respect to any such Subsidiary or (4) otherwise demand or take any payment from any such Subsidiary on account of any Obligations under the Note Documents; provided, however, that the foregoing shall not prohibit the Note Debt Trustee, the Collateral Agent or the Holder of any Note from exercising its rights under the second set of items (1) through (4) of Section 3.4(a) hereof; and provided, further, that the suspension of the rights of the Note Debt Trustee, the Collateral Agent or any Holder of Note Obligations pursuant to this Section 3.4(g) will not constitute, or be deemed to constitute, from and after the issuance of the Subsidiary Guarantees or at any time there are no Priority Lien Obligations existing that have not been Discharged, a waiver of the rights which the Note Debt Trustee, the Collateral Agent and any Holder of Note Obligations have under Section 3.4(a) hereof.

            (h) Notwithstanding any other provision of the Indenture or any other Note Document, the right of any Holder of a Note to receive from the Issuers, Jordan and, after issuance of the Subsidiary Guarantees, if any, the Subsidiary Guarantors, payment of the principal, premium and liquidated damages, if any, and interest on the Notes held by such Holder, on or after the respective due dates for payment from the Issuers, Jordan and, after issuance of the Subsidiary Guarantees, if any, the Subsidiary Guarantors expressed in the Note

(including in connection with an offer to purchase), or to institute suit against the Issuers, Jordan and, after issuance of the Subsidiary Guarantees, if any, the Subsidiary Guarantors for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit against Jordan, the Issuers or, after issuance of the Subsidiary Guarantees, if any, the Subsidiary Guarantors for the enforcement of payment if and to the extent that the surrender or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of the Indenture upon any property subject to such Lien.

      Section 3.5 Insolvency or Liquidation Proceedings.

            (a) The provisions of this Article 3 will be applicable both before and after the filing of any petition by or against any Obligor under any insolvency or bankruptcy law and all converted or succeeding cases in respect thereof, and all references herein to any Obligor shall be deemed to apply to the trustee for such Obligor and such Obligor as a debtor-in-possession. The relative rights of secured creditors in or to any distributions from or in respect of any Collateral or proceeds of Collateral shall continue after the filing of such petition on the same basis as prior to the date of such filing, subject to any court order approving the financing of, or use of cash collateral by any Obligor as debtor-in-possession. If, in any Insolvency or Liquidation Proceeding and at any time any Priority Obligations exist that have not been Discharged, all of the Lenders (or such number of the Lenders as may have the power to bind all of them):

                  (1) consent to any order for use of cash collateral or agree to the extension of any Priority Debt (including, without limitation, any debtor-in-possession financing) to any Obligor to the extent constituting Indebtedness permitted to be incurred by clause (1) of the definition of "Permitted Debt;"

                  (2) consent to any order granting any priming lien, replacement lien, cash payment or other relief on account of Priority Obligations as adequate protection (or its equivalent) for the interests of the holders of Priority Liens in the property subject to such Priority Liens;

                  (3) consent to any order approving post-petition financing pursuant to Section 364 of the United States Bankruptcy Code (including, without limitation, any "roll-up" of Priority Obligations); and

                  (4) consent to any order relating to a sale of assets of JII Holdings or any other Obligor that:

                        (i)   provides, to the extent the sale is to be free and

            clear of Liens, that all Priority Liens and Note Liens will attach to the proceeds of the sale; and

                        (ii) grants Credit Bid Rights to the Holders of Notes to the extent the Collateral Agent is not prohibited from receiving Credit Bid Rights under applicable law, then, the Holders of Note Obligations, the Note Debt Trustee and the Collateral Agent will not oppose or otherwise contest the entry of such order.

            (b) The Holders of Note Obligations, the Note Debt Trustee and the Collateral Agent will not file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interests in the Collateral under the Note Liens, except that:

                  (1) they may freely seek and obtain relief granting a junior lien co-extensive in all respects with, but subordinated (as set forth in this Article 3) in all respects to, all Liens granted in such Insolvency or Liquidation Proceeding to the holders of Priority Debt; or

                  (2) they may assert rights in connection with the confirmation of any plan of reorganization or similar dispositive restructuring plan (other than to the extent such plan provides for the liquidation of assets or properties of JII Holdings or any other Obligor); and

                  (3) they may freely seek and obtain any relief upon a motion for adequate protection or for relief from the automatic stay (or any comparable relief), without any condition or restriction whatsoever, at any time when no Priority Obligations exist that have not been Discharged.

            (c) If, in any Liquidation or Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, both on account of Priority Debt and on account of the Note Debt, then, to the extent the debt obligations distributed on account of the Priority Debt and on account of the Note Debt are secured by Liens upon the same property or type of property, the provisions of this Article 3 will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

            (d) The Holders of Note Obligations, the Note Debt Trustee and the Collateral Agent will not assert or enforce, at any time when any Priority Obligations exist that have not been Discharged, any claim under Section 506(c) of the United States Bankruptcy Code senior to or on a parity with the Priority Liens for costs or expenses of preserving or disposing of any Collateral.

      Section 3.6 Release of Collateral or Note Guarantees upon Sale or Other Disposition.

            (a) If, at any time when any Priority Obligations exist that have not been Discharged, JII Holdings or the holder of any Priority Lien delivers a certificate from an Officer of such Person to Note Debt Trustee and the Collateral Agent that:

                  (1) any specified Collateral (other than all or substantially all of the Capital Stock of a Subsidiary of JII Holdings) is sold, transferred or otherwise disposed of:

                        (A) by the owner of such Collateral in a transaction permitted under the Priority Lien Documents and the Indenture; or

                        (B) during the existence of any Event of Default under (and as defined in) the Credit Agreement to the extent the Priority Lien Collateral Agent has consented to such sale, transfer or disposition; provided, however, that the Priority Lien Collateral Agent shall remit to the Collateral Agent the proceeds, if any, of such distribution remaining at any time when no Priority Obligations exist that have not been Discharged or as ordered by a court of competent jurisdiction; and

                  (2) all Liens upon such Collateral (not including the proceeds payable to the Priority Lien Collateral Agent pursuant to clause
      (1)(B) above) securing Priority Obligations or Collateral, as the case may be, will be forever released and discharged upon such sale, transfer or other disposition,

then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Note Liens upon such Collateral (not including the proceeds payable to the Collateral Agent pursuant to clause (1)(B) above) will automatically be released and discharged as and when and to the extent such Liens on such Collateral securing Priority Obligations are released and discharged.

            (b) If, at any time when any Priority Obligations exist that have not been Discharged, JII Holdings or the holder of any Priority Lien delivers a certificate of an Officer of such Person to the Note Debt Trustee and the Collateral Agent that:

                  (1) all or substantially all Capital Stock owned by JII Holdings and its Restricted Subsidiaries in any Subsidiary of JII Holdings (a "Sold Subsidiary") is sold, transferred or otherwise disposed of (whether directly by transfer of Capital Stock issued by the Sold Subsidiary or indirectly by transfer of Capital Stock of other Subsidiaries which, directly or indirectly, own Capital Stock issued by the Sold Subsidiary):

                        (A) by the owner of such Capital Stock in a transaction permitted under the Priority Lien Documents and the Note Documents; or

                        (B) during the existence of any Event of Default under (and as defined in) the Credit Agreement to the extent the Priority Lien Collateral Agent has consented to such sale, transfer or disposition; provided, however, that the Priority Lien Collateral Agent shall remit to the Collateral Agent the proceeds, if any, of such distribution remaining at any time when no Priority Obligations exist that have not been Discharged or as ordered by a court of competent jurisdiction; and

                  (2) all Guarantees of Priority Obligations made by the Sold Subsidiary and all Liens upon property of the Sold Subsidiary securing Priority Obligations (not including the proceeds payable to the Priority Lien Collateral Agent payable pursuant to clause (1)(B) above) will be forever released and discharged upon such sale, transfer or other disposition, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Note Guarantee, if any, made by such Sold Subsidiary, the Lien on the Capital Stock of such Subsidiary and all Note Liens upon the property of such Sold Subsidiary will automatically be released and discharged as and when and to the extent such guarantee by such Sold Subsidiary of Priority Obligations (not including the proceeds payable to the Collateral Agent pursuant to clause (1)(B) above) and Liens on such Sold Subsidiary's Collateral securing Priority Obligations are released and discharged.

            (c) Upon delivery to the Note Debt Trustee and the Collateral Agent of an Officers' Certificate stating that any release of Note Liens has become effective pursuant to Section 3.6(a) or 3.6(b), the Collateral Agent will promptly execute and deliver an instrument confirming such release on customary terms and without any recourse, representation, warranty or liability whatsoever. If the Collateral Agent unreasonably fails to do so, the holder of the Priority Lien is hereby irrevocably authorized and empowered, with full power of substitution, to execute and deliver such instrument in the name of the Collateral Agent.

      Section 3.7 Amendment of Security Documents.

            (a) At any time when any Priority Obligations exist that have not been Discharged, the Collateral Agent will not enter into, and the Note Debt Trustee and the Holders of Notes will not authorize or direct, any amendment of or supplement to any Security Document relating to any Collateral that would make such Security Document inconsistent in any material respect with the comparable provisions of the Priority Lien Security Documents upon such Collateral and no such amendment or supplement will be enforceable.

            For the purposes of Section 3.7(a), (i) no inconsistency reflected in the Security Documents delivered in connection with the issuance of the Notes, as compared with the comparable provisions of the applicable Priority Lien Security Documents then in effect, will be subject to the provisions of
Section 3.7(a), and (ii) any provision granting rights or powers to the Collateral Agent that are not granted to the holders of Priority Liens securing Priority Debt will constitute a material inconsistency.

            (b) No amendment, supplement, waiver or change otherwise permitted by this Agreement in respect of the Priority Lien Documents will be prohibited or in any manner restricted or affected by, or by reason of, the provisions of this Article 3.

            (c) Notwithstanding Section 3.7(a) or (b), without the consent of any Holder of Notes, the Issuers and the Note Debt Trustee may, with consent of the Collateral Agent, amend or supplement this Agreement to:

                  (1)   cure any ambiguity, defect or inconsistency; or

                  (2) make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights under this Agreement of any such Holder.

      Section 3.8 Waiver of Certain Subrogation, Marshalling, Appraisal and Valuation Rights.

            (a) To the fullest extent permitted by law, the Holders of Notes, the Note Debt Trustee and the Collateral Agent agree not to assert or enforce at any time any Priority Obligations exist that have not been Discharged:

                  (1) any right of subrogation to the rights or interests of holders of Priority Liens (or any claim or defense based upon impairment of any such right of subrogation);

                  (2) any right of marshalling accorded to a junior lienholder, as against the holders of Priority Liens (as priority lienholders), under equitable principles; or

                  (3) any statutory right of appraisal or valuation accorded under any applicable state law to a junior lienholder in a proceeding to foreclose a Priority Lien.

            (b) Without in any way limiting the generality of the foregoing, each holder of Priority Obligations or Priority Liens may at any time and from time to time, without the consent of or notice to any holder of Note Obligations or Note Liens, without incurring any responsibility or liability to any holder of Note Obligations or Note Liens, and without in any manner prejudicing, affecting or impairing the ranking agreements and other obligations set forth in this Article 3:

                  (1) make loans and advances to the Borrower, JII Holdings or any of their respective Subsidiaries or issue, guaranty or obtain letters of credit for account of JII Holdings or any of its Subsidiaries or otherwise extend credit to the Borrower, JII Holdings or any of their respective Subsidiaries, in any amount (subject to the provisions of the Indenture relating to the maximum amount of the Priority Debt) and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;

                  (2) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, compromise, accelerate, extend or refinance, any Priority Obligations or any agreement, guaranty, Lien or obligation of the Borrower, JII Holdings or any of their respective Subsidiaries or any other person or entity in any manner related thereto, or otherwise amend, supplement or change in any manner any Priority Obligations or Priority Liens or any such agreement, guaranty, lien or obligation;

                  (3) increase or reduce the amount of any Priority Lien Obligation (subject to the provisions of the Indenture relating to the maximum amount of the Priority Debt) or the interest, premium, fees or other amounts payable in respect thereof;

                  (4) release or discharge any Priority Lien Obligation or any guaranty thereof or any agreement or obligation of the Borrower, JII Holdings or any of their respective Subsidiaries or any other person or entity with respect thereto;

                  (5) take or fail to take any Priority Lien or any other collateral security for any Priority Lien Obligation or take or fail to take any action which may be necessary or appropriate to ensure that any Priority Lien or any other Lien upon any property is duly enforceable or perfected or entitled to priority as against any other Lien or to ensure that any proceeds of any property subject to any Lien are applied to the payment of any Priority Lien Obligation or any other obligation secured thereby;

                  (6) release, discharge or permit the lapse of any or all Priority Liens or any other Liens upon any property at any time securing any Priority Lien Obligation;

                  (7) exercise or enforce, in any manner, order or sequence, or fail to exercise or enforce, any right or remedy against the Borrower, JII Holdings or any other Obligor or any collateral security or any other person, entity or property in respect of any Priority Lien Obligation or any Priority Lien or other Lien securing any Priority Lien Obligation or any right or power under this Article 3, and apply any payment or proceeds of collateral in any order of application; or

                  (8) sell, exchange, release, foreclose upon or otherwise deal with any property that may at any time be subject to any Priority Lien or any other Lien securing any Priority Lien Obligation.

            (c) No exercise, delay in exercising or failure to exercise any right arising under this Article 3, no act or omission of any holder of Priority Liens or Priority Obligations in respect of the Borrower, JII Holdings or any of their respective Subsidiaries or any other person or entity or any Collateral or any right arising under this Article 3, no change, impairment, or suspension of any right or remedy of any holder of any Priority Liens or Priority Obligations, and no other lawful act, failure to act, circumstance, occurrence or event which, but for this provision, would or could act as a release or exoneration of any obligation under this Article 3 will in any way affect, decrease, diminish or impair any of the ranking agreements and other obligations of the Holders of Notes, the Note Debt Trustee and the Collateral Agent set forth in this Article 3.

            (d) The Lenders, the Priority Lien Collateral Agent and the other holders of Priority Liens or Priority Obligations will not have any duty whatsoever, express or implied, fiduciary or otherwise, to any holder of Note Obligations or Note Liens.

            (e) To the maximum extent permitted by law, each of the Holders of Notes, the Note Debt Trustee and the Collateral Agent waives any claim it may at any time have against the Lenders, the Priority Lien Collateral Agent or any other holder of Priority Liens or Priority Obligations with respect to or arising out of any action or failure to act or any error of judgment or negligence on the part of the Lenders, the Priority Lien Collateral Agent or any other holder of Priority Liens or Priority Obligations or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies in respect of the Priority Liens or the Priority Obligations or under the Priority Lien Documents or any transaction relating to the Collateral. Neither any Lender nor any Priority Lien Collateral Agent nor any other holder of Priority Liens or Priority Obligations nor any of their respective directors, officers, employees or agents will be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so, except to the extent arising out of the gross negligence or willful misconduct (as determined by a final judgment of a court of competent jurisdiction) of such Lender, Priority Lien Collateral Agent or other holder or its directors, officers, employees or agents, or will be under any obligation to sell or otherwise dispose of any Collateral upon the request of JII Holdings or any other Obligor or upon the request of any holder of Note Obligations, or Note Liens or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

            (f) The holders of Priority Liens and Priority Obligations, on the one hand, and the holders of Note Obligations, or Note Liens, on the other hand, shall each be responsible for keeping themselves informed of the financial condition of the Borrower, JII Holdings and their respective Subsidiaries and all other circumstances bearing upon the risk of nonpayment of the Priority Obligations or Note Obligations. The holders of Priority Liens and Priority Obligations and the Priority Lien Collateral Agent shall have no duty to advise the Note Debt Trustee or any holder of Note Obligations, Note Liens of information regarding such condition or circumstances or as to any other matter. If any holder of Priority Liens or Priority Obligations or any Priority Lien Collateral Agent, in its sole discretion, undertakes at any time or from time to time to provide any such information to the Note Debt Trustee or any holder of Note Obligations, or Note Liens, it shall be under no obligation to provide any similar information on any subsequent occasion, to provide any additional information, to undertake any investigation, or to disclose any information which, pursuant to accepted or reasonable commercial finance practice, it wishes to maintain confidential.

      Section 3.9 Limitation on Certain Relief and Defenses.

            (a) No action taken or omitted for the benefit of the holders of Priority Liens by the Borrower, JII Holdings or any of their respective Subsidiaries in breach of any covenant set forth in the Indenture will constitute a defense to the enforcement of the provisions of this Article 3 by such holders in accordance with the terms of this Article 3, if, when such action was taken or omitted, such holders received and in good faith relied on an Officers' Certificate or Opinion of Counsel to the effect that such action was permitted under the Indenture.

            (b) The Note Liens will not be forfeited, invalidated, discharged or otherwise affected or impaired by any breach of any obligation of the Holders of Notes, the Note Debt Trustee or the Collateral Agent set forth in this
Article 3.

            (c) The Priority Liens will not be forfeited, invalidated, discharged or otherwise affected or impaired by any breach of any obligation of the Priority Lien Collateral Agent set forth in this Article 3.

      Section 3.10 Reinstatement.

            (a) If the payment of any amount applied to any Priority Obligations secured by any Priority Liens is later avoided or rescinded (including by settlement of any claim for avoidance or rescission) or otherwise set aside, then:

                  (1) to the fullest extent lawful, all claims for the payment of such amount as Priority Obligations and, to the extent securing such claims, all such Priority Liens will be reinstated and entitled to the benefits of this Article 3; and

                  (2) if a Discharge of the Priority Obligations became effective prior to such reinstatement, the contractual priority of the Priority Liens so reinstated, as set forth in Section 3.2, will be concurrently reinstated on the date and to the extent such Priority Liens are reinstated, beginning on such date, as though no Priority Obligations or Priority Liens had been outstanding at any time prior to such date, and will remain effective until the claims secured by the reinstated Priority Liens are paid in full in cash;

provided that JII Holdings shall deliver forthwith an Officers' Certificate, and/or the Priority Lien Collateral Agent or any holder of Priority Obligations may deliver a written notice, to the Collateral Agent and the Note Debt Trustee for each Series of Note Debt then outstanding stating that Priority Obligations have been reinstated and identifying the Priority Obligations so reinstated.

            (b)   Notwithstanding the foregoing, no:

                  (1) action to enforce Note Liens at any time prior to the date of any reinstatement pursuant to Section 3.10(a) (or, if later, the date on which the Officers' Certificate or written notice referred to in
      Section 3.10(a) is delivered to the Note Debt Trustee and the Collateral Agent);

                  (2) receipt or collection of Collateral or any other property by the Holders of Notes, the Note Debt Trustee or the Collateral Agent at any time prior to the date of any such reinstatement (or, if later, the date on which the Officers' Certificate or written notice referred to in Section 3.10(a) is delivered to the Note Debt Trustee and the Collateral Agent);

                  (3) application of any Collateral or other property to the payment of Note Obligations at any time prior to the date of any such reinstatement (or, if later, the date on which the Officers' Certificate or written notice referred to in Section 3.10(a) is delivered to the Note Debt Trustee and the Collateral Agent); or

                  (4) other action taken or omitted by the Holders of Notes, the Note Debt Trustee or the Collateral Agent or other event occurring at any time prior to the date of any such reinstatement (or, if later, the date on which the Officers' Certificate or written notice referred to in
      Section 3.10(a) is delivered to the Note Debt Trustee and the Collateral Agent),

will, if it was permitted at such time under this Article 3 without giving effect to any subsequent reinstatement under Section 3.10(a), (1) constitute a breach of any obligation of the Holders of Notes, the Note Debt Trustee or the Collateral Agent under this Article 3 or (2) subject to Section 3.10(c), give rise to any right, claim or interest whatsoever enforceable by any holder of Priority Liens or Priority Obligations or by any other Person.

            (c) Notwithstanding any contrary provision in this Section 3.10, in the case of clauses (2) and (3) of Section 3.10(b), any net proceeds received by, or on behalf of, the Note Debt Trustee, the Collateral Agent or any Holder of Notes, prior to the date of reinstatement of the Priority Obligations, from any receipt, collection or application, or any other enforcement action of any kind taken against, Collateral less than 91 days after the date on which the applicable Priority Lien Obligation was paid in full shall be turned over to the Priority Lien Collateral Agent for application to the Priority Obligations in accordance with this Agreement; provided, however, that the Note Debt Trustee and the Collateral Agent, as applicable, shall not distribute any such net proceeds to any Holder of Notes until such 91st day. Notwithstanding the foregoing, to the extent any case is commenced by or against JII Holdings or any other Obligor under any Bankruptcy Law within 90 days after the date on which the Priority Obligations are paid in full, such net proceeds received prior to the commencement of the case shall be held by the Note Debt Trustee or the Collateral Agent until the earliest of (i) the date on which any plan of reorganization or any similar dispositive restructuring plan in respect of the case is confirmed, (ii) the date on which the Priority Lien Collateral Agent receives an order from the bankruptcy court reasonably satisfactory to it stating that the Discharge of the Priority Obligations shall not be avoided or rescinded, (iii) the date on which any of the Priority Obligations are avoided or rescinded, in which case such net proceeds shall be turned over to the Priority Lien Collateral Agent for application to the Priority Obligations in accordance with this Agreement (to the extent not prohibited by the bankruptcy court) or (iv) the entry of an order for the bankruptcy court directing the application of such net proceeds.

      Section 3.11 Amendment; Waiver.

            (a) No amendment or supplement to the provisions of this Article 3 will:

                  (1) be effective unless set forth in a writing signed by the Note Debt Trustee with the consent of the holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, Additional Notes);

                  (2) become effective at any time any Priority Obligations exist that have not been Discharged unless such amendment or supplement is consented to in a writing signed by the Priority Lien Collateral Agent acting upon the direction or with the consent of the holders of the applicable percentage (as required under the Credit Facilities) in principal amount of all Priority Debt then outstanding or committed under the Credit Facilities, voting as a single class.

      Any such amendment or supplement that:

                              (A) imposes any obligation upon the Issuers or
                        adversely affects the rights of the Issuers under
                        Section 3.3 will become effective only with the consent of the Issuers; or

                              (B) imposes any obligation upon the Collateral
                        Agent or adversely affects the rights of the Collateral Agent in its individual capacity at any time when the Note Debt Trustee is not the Collateral Agent will become effective only with the consent of the Collateral Agent.

            (b) No waiver of any of the provisions of this Article 3 will in any event be effective unless set forth in a writing signed and consented to, as required for an amendment under this Section 3.11, by the party to be bound thereby.

      Section 3.12 Enforcement.

            (a) The provisions of this Article 3 are intended for the sole benefit of, and may be enforced solely by, the holders of Priority Liens and Priority Obligations granted and outstanding from time to time; provided, however, that:

                  (1) the provisions of Section 3.3 are intended for the sole benefit of the Issuers and may be enforced by the Issuers solely upon the terms and conditions set forth in Section 3.3;

                  (2) the definition of "Priority Debt" is intended for the benefit of both the holders of Priority Liens and Priority Obligations granted and outstanding from time to time and the Issuers; and

                  (3) the provisions of Sections 3.4(g), 3.4(h) and 3.17 are intended for the sole benefit of, and may be enforced solely by, the holders of Note Liens and Note Obligations granted and outstanding from time to time.

            (b) The rights of the Holders of Notes and the Collateral Agent set forth in Sections 3.4, 3.5 and 3.10 are intended for the sole benefit of the Holders of Notes and the Collateral Agent and may be enforced only by the Holders of Notes or by the Collateral Agent.

            (c) The obligations of the Holders of Notes, the Note Debt Trustee and the Collateral Agent set forth in Sections 3.4, 3.5, 3.6, 3.7, 3.8 and 3.10:

                  (1) are intended for the sole benefit of the holders of Priority Obligations and may be enforced only by the holders of Priority Obligations or by the Priority Lien Collateral Agent; and

                  (2) will terminate, unconditionally and (subject only to Section 3.10) forever, upon either of (a) no Priority Obligations existing that have not been Discharged or (b) the release of the Note Liens in whole as provided under Section 11.06 of the Indenture.

            (d) No right to enforce the ranking agreements or any other obligation set forth in this Article 3 may be impaired by any act or failure to act by the Issuers, the Note Debt Trustee or any holder of Note Obligations or by the failure of the Issuers, the Note Debt Trustee or any holder of Note Obligations to comply with this Agreement.

            (e) The obligations of the Holders of Notes, the Note Debt Trustee and the Collateral Agent under this Article 3 are continuing obligations that may be terminated only by an amendment that becomes effective as set forth in
Section 3.11.

            (f) Except for the Persons identified in this Section, to the extent and as to the obligations set forth in this Section, no other Person will be entitled to rely on, have the benefit of or enforce the lien ranking agreements or any other obligation set forth in this Article 3.

      Section 3.13 Limitations on Subordination of Notes and Other Note Obligations. The provisions of this Article 3 are intended solely to set forth the relative ranking, as Liens, of the Note Liens as against the Priority Liens. Except as otherwise provided in this Agreement, neither the Notes, the Note Guarantees and other Note Obligations nor the exercise or enforcement of any right or remedy for the payment or collection thereof (other than the restrictions with respect to the enforcement of remedies against the Collateral and Subsidiaries of the Issuers as set forth in this Agreement) are intended to be, or will ever be by reason of the provisions of this Article 3, in any respect subordinated, deferred, postponed, restricted or prejudiced.

      Section 3.14 Relative Rights. This Article 3 defines the relative rights, as lienholders, of holders of Note Liens and holders of Priority Liens. Nothing in this Agreement will:

                  (1) impair, as between the Issuers and Holders of Notes, the obligation of the Issuers, which is absolute and unconditional, to pay principal of, premium and interest and Liquidated Damages, if any, on the Notes in accordance with their terms or to perform any other obligation of the Company or any other Obligor under the Note Documents;

                  (2) affect the relative rights of Holders of Notes and creditors of the Issuers or any of JII Holdings' Restricted Subsidiaries or any other Obligor (other than holders of Priority Liens) other than their rights in relation to holders of Senior Debt;

                  (3) except as otherwise specifically prohibited by Section 3.4(g), 3.4(h) and 3.5, restrict the right of any Holder of Notes to sue for payments that are then due and owing (but not enforce any judgment in respect thereof against any Collateral other than the enforcement of any judgment in respect of any other action not specifically prohibited by Sections 3.4 or 3.5);

                  (4) prevent the Note Debt Trustee, the Collateral Agent or any Holder of Notes from exercising against JII Holdings or any other Obligor any of its other available remedies upon a Default or Event of Default not specifically prohibited by Sections 3.4 or 3.5; or

                  (5) restrict the right of the Note Debt Trustee, the Collateral Agent or any Holder of Notes to take any lawful action in an Insolvency or Liquidation Proceeding not specifically prohibited by Sections 3.4 or 3.5.

            If JII Holdings, any Restricted Subsidiary or any other Obligor fails because of this Article 3 to perform any obligation binding upon it under any Note Document, the failure is still a Default or Event of Default.

      Section 3.15 Bailee for Perfection.

            (a) The Priority Lien Collateral Agent shall hold the Pledged Collateral in its possession or control (or in the possession or control of its agents or bailees) as bailee for the Collateral Agent solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Security Documents, subject to the terms and conditions of this

Agreement; provided that, solely for purposes of perfecting Liens in cash collateral accounts, deposit accounts, electronic chattel paper and letter of credit rights included in the Collateral, the Priority Lien Collateral Agent agrees to act as agent for the Collateral Agent.

            (b) So long as any Priority Obligations exist that have not been Discharged, the Priority Lien Collateral Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the Priority Lien Documents and this Agreement as if the Lien of the Collateral Agent therein under the Security Documents and all other Note Documents did not exist. The rights of the Collateral Agent shall at all times be subject to the terms of this Agreement.

            (c) No Priority Lien Collateral Agent shall have any obligation whatsoever to the Collateral Agent, the Note Debt Trustee or the Holders of any Notes or other Note Obligations to assure that the Pledged Collateral is genuine or owned by JII Holdings or any other Obligor or otherwise or to preserve rights or benefits of any Person except as expressly set forth in this Section 3.15. The duties or responsibilities of the Priority Lien Collateral Agent under this
Section 3.15 shall be limited solely to holding the Pledged Collateral as bailee for the Collateral Agent for purposes of perfecting the Lien therein held by the Collateral Agent to secure Note Obligations. No Priority Lien Collateral Agent shall have any obligation to the Collateral Agent, the Note Debt Trustee or the Holders of any Notes to care for, protect or insure any Pledged Collateral or to ensure that the Lien on such Pledged Collateral has been properly or sufficiently created or entitled to any particular priority.

            (d) No Priority Lien Collateral Agent shall have by reason of the Security Documents, the Note Documents, this Agreement or any other document or instrument a fiduciary relationship in respect of the Collateral Agent, the Note Debt Trustee or the Holders of Notes or any other Note Obligations.

            (e) If no Priority Obligations exist that have not been Discharged, the Priority Lien Collateral Agent shall, to the extent permitted by applicable law, deliver to the Collateral Agent the Pledged Collateral (without recourse and without any representation or warranty whatsoever as to the enforceability, perfection, priority or sufficiency of any Lien securing or Guarantee or other supporting obligation for any Priority Debt or Parity Lien
Debt), together with any necessary or reasonably requested endorsements or as a court of competent jurisdiction may otherwise direct.

      Section 3.16 Designation of New Priority Debt. JII Holdings may, at any time, from time to time, designate Priority Debt by delivering to the Collateral Agent an Officers' Certificate as contemplated in the definition of "Priority Debt". Any holder of Priority Debt and the Priority Lien Collateral Agent shall be conclusively entitled to rely on an Officers' Certificate from JII Holdings addressed to any such holder or the Priority Lien Collateral Agent (a copy of which Officers' Certificate is provided substantially concurrently to the Collateral Agent and the Note Debt Trustee) that any borrowings, issuances of letters of credit or other extensions of credit under any Credit Facility were incurred, and are permitted to be incurred, under the terms of the Indenture. Nothing in the foregoing constitutes a waiver of any restrictions on indebtedness or liens appearing in the Credit Agreement, any Priority Lien Document or the Indenture. Upon receipt of such Officers' Certificate, the Collateral Agent shall deliver to the

Priority Lien Collateral Agent (without recourse and without any representation or warranty whatsoever) any Collateral in the Collateral Agent's possession, to be held by the Priority Lien Collateral Agent in accordance with the applicable terms of the Priority Lien Documents and Section 3.15 above. Notwithstanding the foregoing, an untrue Officers' Certificate designating Priority Obligations may result in a Default or Event of Default under the Indenture, but shall nevertheless operate as described in this Section, and may be relied upon as described in this Section.

      Section 3.17 Option to Purchase Priority Debt.

            (a) Any Person or Persons at any time or from time to time designated by the holders of at least 25% in outstanding principal amount of the Notes (including any Additional Notes), voting as a single class, as entitled to exercise all default purchase options as to Notes (including Additional Notes (if any)) then outstanding (an "Eligible Purchaser") shall have the right (without any obligation) to purchase, at any time during any of the exercise periods described in the second succeeding paragraph, all, but not less than all, of the principal of and interest on and all prepayment or acceleration penalties and premiums in respect of all Priority Debt outstanding at the time of purchase and all other Priority Obligations (except Unasserted Contingent Obligations) then outstanding, together with all Liens securing such Priority Debt and all Guarantees and other supporting obligations relating to such Priority Debt:

                  (1) for a purchase price equal to: (A) in the case of Priority Debt then outstanding (other than letters of credit), 100% of the principal amount and accrued interest outstanding on the Priority Debt on the date of purchase plus all other Priority Obligations (except any Unasserted Contingent Obligations) then unpaid, and (B) in the case of each outstanding letter of credit then outstanding as Priority Debt, 100% of the reimbursement obligation in respect of such letter of credit as and when such letter of credit is funded, plus accrued interest thereon, and all Priority Obligations (other than Unasserted Contingent Obligations) relating to such letter of credit that are outstanding as and when such letter of credit is funded (the amounts payable under clause (B), collectively, the "Acquired L/C Obligations");

                  (2) with such purchase price payable in cash on the date of purchase against transfer to an Eligible Purchaser or its nominee or transferee (without recourse and without any representation or warranty whatsoever, whether as to the enforceability of any Priority Debt or the validity, enforceability, perfection, priority or sufficiency of any Lien securing or Guarantee or other supporting obligation for any Priority Debt or as to any other matter whatsoever, except only the representation and warranty that the transferor owns free and clear of all Liens and encumbrances (other than participation interests not prohibited by the applicable Credit Facility), and has good right to convey, whatever claims and interests it may have in respect of Priority Debt and any such Liens, Guarantees and supporting obligations pursuant to the Priority Lien Documents); provided that the purchase price in respect of any outstanding letter of credit that remains unfunded on the date of purchase shall be payable as and when such letter of credit is funded (i) first from the cash collateral account described in paragraph (3) below, until the amounts contained therein have been exhausted, and (ii) thereafter directly by the purchaser;

                  (3) with such purchase accompanied by a deposit of cash collateral under the dominion and control of the Priority Lien Collateral Agent or its designee in an amount equal to the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Priority Lien Document, as security for the purchaser's purchase of the Acquired L/C Obligations, subject to the agreement that if any such letter of credit (A) is cancelled and returned to the issuer thereof, (B) expires in accordance with its terms or (C) is drawn in its full face amount, the Priority Lien Collateral Agent or its designee holding such cash collateral shall promptly return to the Eligible Purchaser an amount equal to the excess, if any, of (i) the amount deposited as cash collateral in respect of such letter of credit, over (ii) the amount equal to 100% of the reimbursement obligation in respect of such letter of credit as and when such letter of credit is cancelled, expires or is funded, as the case may be, plus accrued interest thereon, and all Priority Obligations (other than Unasserted Contingent Obligations) relating to such letter of credit that are outstanding as and when such letter of credit is cancelled, expires or is funded, as the case may be; and

                  (4) with such purchase price accompanied by a release in favor of the Priority Lien Collateral Agent and the Lenders from all the Obligors, in form and substance reasonably satisfactory to the Priority Lien Collateral Agent, of all obligations and liabilities of the Priority Lien Collateral Agent, Lenders and their respective officers, directors, employees, agents, parents, Subsidiaries and affiliates to such Obligors. Upon the written request to JII Holdings from the Priority Lien Collateral Agent or the Note Debt Trustee, JII Holdings shall, and shall cause each of the other Obligors to execute and deliver such release to the Priority Lien Collateral Agent.

            (b) The right to exercise the purchase option described in Section 3.17(a) shall be exercisable and legally enforceable upon at least ten Business Days' prior written notice of exercise given to the Priority Lien Collateral Agent by (and at the sole option of) an Eligible Purchaser.

            (c) The right to exercise the right to purchase the Priority Obligations as described in this Section 3.17 may be exercised during each period that begins on:

            (1) the commencement of an Insolvency or Liquidation Proceeding involving JII Holdings or any other Obligor; or

            (2) the first date on which the Priority Lien Collateral Agent or any holder of any Priority Obligations, or any Person on its behalf, takes any action (other than the issuance of a notice of default or event of default or a reservation of rights letter delivered to JII Holdings or any other Obligor) to foreclose, collect or otherwise realize in any way upon any Collateral, and in each of clauses (1) and (2) above, ends on the 20th Business Day after receipt from JII Holdings, the applicable Obligor, or the Priority Lien Collateral Agent by the Note Debt Trustee of written notice of the occurrence of the applicable event described in clause (1) or (2) above; provided that the Priority Lien Collateral Agent shall have no obligation to deliver any such notice to the Note Debt Trustee.

            (d) The remedies described in this Section 3.17 are in addition to any other remedy to which the Collateral Agent or any holder of Parity Lien Obligations is entitled at law or in equity or otherwise.

            (e) The obligations of the Lenders to sell their respective Priority Obligations under this Section 3.17 are several and not joint and several. To the extent any Lender (a "Defaulting Lender") breaches its obligation to sell its Priority Obligations under this Section 3.17, nothing in this Section 3.17 shall be deemed to require the Priority Lien Collateral Agent or any other Lender to purchase such Defaulting Lender's Priority Obligations for resale to the holders of Notes and in all cases, the Priority Lien Collateral Agent and each Lender complying with the terms of this Section
3.17 shall not be deemed to be in default of this Agreement or otherwise be deemed liable for the actions or inactions of any Defaulting Lender; provided, however, that nothing in this clause (e) shall require any Eligible Purchaser to purchase less than all of the Priority Obligations.

      Section 3.18 Delivery of Collateral and Proceeds of Collateral. If no Priority Obligations exist that have not been Discharged, the Priority Lien Collateral Agent shall, to the extent permitted by applicable law, deliver to
(1) the Collateral Agent, or (2) such other Person as a court of competent jurisdiction may otherwise direct, (a) any Collateral held by, or on behalf of, the Priority Lien Collateral Agent or any holder of Priority Obligations, and
(b) all proceeds of Collateral held by, or on behalf of, the Priority Lien Collateral Agent or any holder of Priority Obligations, whether arising out of an action taken to enforce, collect or realize upon any Collateral or otherwise. Such Collateral and such proceeds shall be delivered without recourse and without any representation or warranty whatsoever as to the enforceability, perfection, priority or sufficiency of any Lien securing or Guarantee or other supporting obligation for any Priority Debt or Parity Lien Debt, together with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.

                                   ARTICLE 4.
                                  MISCELLANEOUS

      Section 4.1 Amendments, Modifications, and Waivers; Cumulative Remedies. No amendment, modification or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by each of the parties hereto, and then such amendment, modification or waiver shall be effective only in the specific instance and for the specific purpose for which it is given. No failure to exercise, nor any delay in exercising, on the part of any party of, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

      Section 4.2 Successors and Assigns. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns, including, without limitation, any person or entity that succeeds to the role of the Collateral Agent or the Priority Lien Collateral Agent.

      Section 4.3 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three (3) Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows:

                  If to the Collateral Agent:

                           U.S. Bank National Association
                           60 Livingston Avenue
                           EP-MN-WS3C
                           St. Paul, Minnesota  55207
                           Attention:   Richard Prokosch
                           Telecopier No.:  (651) 495-8097

                  With copies to:

                           Dorsey & Whitney LLP
                           50 South Sixth Street, Suite 1500
                           Minneapolis, Minnesota  55402
                           Attention:  Craig Currie, Esq.
                           Telecopier No.:  (612) 340-2868
                  If to the Administrative Agent:

                           Congress Financial Corporation (Central)
                           150 S. Wacker Drive, Suite 2200
                           Chicago, Illinois  60606
                           Attention:  Anthony Vizgirda
                           Telecopier No.:  (312) 332-0424

                  With copies to:

                           Latham & Watkins
                           Sears Tower, Suite 5800
                           Chicago, IL 60606
                           Attention:  Donald Schwartz, Esq.
                           Telecopier No.:  (312) 993-9767

                  Any party may hereafter notify the other parties hereto of a change in its notice address.

      Section 4.4 Counterparts. This Agreement may be executed in one or more duplicate counterparts and when signed by all of the parties listed below shall constitute a single binding agreement.

      Section 4.5 Collateral Agent and Note Debt Trustee. Notwithstanding any term herein to the contrary, it is hereby expressly agreed and acknowledged that the subordination and related agreements set forth herein by the Collateral Agent and the Note Debt Trustee are made solely in its capacity as collateral agent and trustee, respectively, under the Note Documents and with respect to the Notes (and not in its individual capacity, except to the extent that it is or becomes a Holder). The Collateral Agent and the Note Debt Trustee shall not have any duties, obligations, or responsibilities to the Priority Lien Collateral Agent or the holder of Priority Obligations under this Agreement except as expressly set forth herein. Nothing in this Agreement shall be construed to operate as a waiver by the Collateral Agent or the Note Debt Trustee, with respect to JII Holdings or any other Obligor or any holder of any Note Obligations, of the benefit of any exculpatory provisions, presumptions, indemnities, protections, benefits, immunities or reliance rights contained in the Indenture, and, by their acknowledgment hereof, JII Holdings and the other Obligors expressly agree that as between them, on the one hand, and the Collateral Agent and the Note Debt Trustee, on the other hand, the Collateral Agent and the Note Debt Trustee shall have such benefit with respect to all actions or omissions by the Collateral Agent and the Note Debt Trustee pursuant to this Agreement. For all purposes of this Agreement, the Collateral Agent and the Note Debt Trustee may: (a) rely in good faith, as to matters of fact, on any representation of fact believed by the Collateral Agent and the Note Debt Trustee to be true (without any duty of investigation) and that is contained in a written certificate of any authorized representative of JII Holdings or of the Priority Lien Collateral Agent; (b) rely in good faith, as to matters of law, on an opinion of its counsel, counsel to JII Holdings or counsel to the Priority Lien Collateral Agent, and shall have no liability for any action or omission taken in reliance thereon; and (c) assume in good faith (without any duty of investigation), and rely upon, the genuineness, due authority, validity, and accuracy of any certificate, instrument, notice, or other document believed by it in good faith to be genuine and presented by the proper Person.

      Section 4.6 Other Matters Regarding the Collateral Agent, the Note Debt Trustee and the Priority Lien Collateral Agent.

            (a) In no event shall the Collateral Agent, the Note Debt Trustee or the Priority Lien Collateral Agent be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profit) even if the Collateral Agent, the Note Debt Trustee or the Priority Lien Collateral Agent, respectively, have been advised of the likelihood of such loss or damage and regardless of the form of action.

            (b) The Collateral Agent, the Note Debt Trustee and the Priority Lien Collateral Agent shall not be responsible or liable for any failure or delay in the performance of their respective obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond their reasonable control, including without limitation: acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; terrorists acts; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; and acts of civil or military authority or governmental actions.

            (c) The Collateral Agent, the Note Debt Trustee and the Priority Lien Collateral Agent may conclusively rely upon any document believed by them, respectively, to be genuine and to have been signed or presented by the proper Person. The Collateral Agent, the Note Debt Trustee and the Priority Lien Collateral Agent need not investigate any fact or matter stated in the document.

            (d) The Collateral Agent, the Note Debt Trustee and the Priority Lien Collateral Agent may act through their respective attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

      Section 4.7 Indenture Reference. Notwithstanding anything to the contrary in this Agreement, any references contained herein to any Section, clause, paragraph, definition or other provision of the Indenture (including any definition contained therein) shall be deemed to be a reference to such Section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided that any reference to any such Section, clause, paragraph or other provision shall refer to such Section, clause, paragraph or other provision of the Indenture (including any definition contained therein) as amended or modified from time to time if such amendment or modification has been
(1) made in accordance with the Indenture and (2) at any time any Priority Obligations exist that have not been Discharged, approved in writing delivered to the Note Debt Trustee and the Collateral Agent by, or on behalf of, the requisite holders of Priority Obligations as are needed under the terms of the applicable Priority Lien Documents to approve such amendment or modification.

      Section 4.8 Governing Law; Consent to Jurisdiction and Venue. THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH OF THE PARTIES HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK CITY SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES AMONG THE PARTIES HERETO PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT, PROVIDED, THAT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK CITY AND, PROVIDED, FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE PRIORITY LIEN COLLATERAL AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON ANY SECURITY FOR THE PRIORITY LIEN OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE PRIORITY LIEN COLLATERAL AGENT. EACH OF THE PARTIES HERETO EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBLIGATION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH OF THE PARTIES HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO IT AT THE ADDRESS SET FORTH HEREIN, AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

      Section 4.9 Mutual Waiver of Jury Trial. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON

AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE PARTIES ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS RELATED THERETO.

      Section 4.10 Specific Performance. The parties hereto agree that irreparable damage would occur, and that monetary damages would not be a sufficient remedy, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached (or threatened to be breached). Each of the parties shall be entitled to, and no other party hereto shall, directly or indirectly, oppose or otherwise contest any motion or other legal action brought to:

                  (1) obtain, an injunction or injunctions or other equitable relief as a remedy to prevent breaches (or threatened breaches) of this Agreement; and

                  (2) enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, without proof of actual damages or a requirement that bond be posted.

            The remedies described in this Agreement are in addition to any other remedy to which any of the parties is entitled at law or in equity or otherwise.

      Section 4.11 Entire Agreement. This Agreement integrates all the terms and conditions mentioned herein or incidental hereto and supersedes all oral negotiations and prior writings in respect to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail.

      Section 4.12 Severability. In case any one or more of the provisions contained or incorporated by reference in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision with a view to obtaining the same commercial effect as this Agreement would have had if such provision had been legal, valid and enforceable.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement to be executed by their respective officers or representatives hereunto duly authorized as of the day and year first above written.

                                        U.S. BANK NATIONAL ASSOCIATION,
                                        as Collateral Agent

                                        By: /s/ Richard H. Prokosch
                                           -------------------------------------
                                           Name:  Richard H. Prokosch
                                           Title: Vice President

                                        CONGRESS FINANCIAL CORPORATION
                                        (CENTRAL),
                                        as Administrative Agent

                                        By: /s/ Anthony Vizgirda
                                           -------------------------------------
                                             Name:  Anthony Vizgirda
                                             Title: First Vice President

                              CONSENT AND AGREEMENT

            Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Intercreditor Agreement as of the date thereof and agrees to be bound by the terms and provisions thereof and take no action which is inconsistent with, or to contest or challenge the validity of, any term or provision thereof, and agrees that its successors and assigns shall be bound by the foregoing.

                                        JORDAN INDUSTRIES, INC.

                                        By:_____________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                        JII HOLDINGS, LLC
                                        JII HOLDINGS FINANCE CORPORATION
                                        JII LLC
                                        JII PROMOTIONS, INC.
                                        PAMCO PRINTED TAPE & LABEL CO., INC.
                                        SEABOARD FOLDING BOX CORPORATION
                                        SPL HOLDINGS, INC.
                                        VALMARK INDUSTRIES, INC.
                                        WELCOME HOME LLC
                                        CHO-PAT, INC.
                                        JORDAN AUTO AFTERMARKET, INC.
                                        ABC TRANSMISSION PARTS WAREHOUSE, INC.
                                        ALMA PRODUCTS I, INC.
                                        ATCO PRODUCTS, INC.
                                        DACCO/DETROIT OF ALABAMA, INC.
                                        DACCO/DETROIT OF ARIZONA, INC.
                                        DACCO/DETROIT OF CHATTANOOGA, INC.
                                        DACCO/DETROIT OF FLORIDA, INC.
                                        DACCO/DETROIT OF GEORGIA, INC.
                                        DACCO/DETROIT OF INDIANA, INC.
                                        DACCO/DETROIT OF KENTUCKY, INC.
                                        DACCO/DETROIT OF MARYLAND, INC.
                                        DACCO/DETROIT OF MEMPHIS, INC.
                                        DACCO/DETROIT OF MICHIGAN, INC.
                                        DACCO/DETROIT OF MINNESOTA, INC.
                                        DACCO/DETROIT OF MISSOURI, INC.
                                        DACCO/DETROIT OF NEBRASKA, INC.
                                        DACCO/DETROIT OF NEVADA, INC.
                                        DACCO/DETROIT OF NEW JERSEY, INC.
                                        DACCO/DETROIT OF NORTH CAROLINA, INC.
                                        DACCO/DETROIT OF OHIO, INC.
                                        DACCO/DETROIT OF OKLAHOMA, INC.

                                        By:_____________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                        DACCO/DETROIT OF PENNSYLVANIA, INC.
                                        DACCO/DETROIT OF SOUTH CAROLINA, INC.
                                        DACCO/DETROIT OF TEXAS, INC.
                                        DACCO/DETROIT OF VIRGINIA, INC.
                                        DACCO/DETROIT OF WEST VIRGINIA, INC.
                                        DACCO/DETROIT OF WISCONSIN, INC.
                                        DACCO TRANSMISSION PARTS (NY), INC.
                                        DETROIT TRANSMISSION PRODUCTS, CO.
                                        NASHVILLE TRANSMISSION PARTS, INC.
                                        JORDAN SPECIALTY PLASTICS, INC.
                                        BEEMAK PLASTICS, INC.
                                        DEFLECTO CORPORATION
                                        DEFLECTO CANADA LTD.
                                        INSTACHANGE DISPLAYS LIMITED
                                        ROLITE PLASTICS, INC.
                                        SATE-LITE HK, INC.
                                        SATE-LITE MANUFACTURING COMPANY
                                        TELE-FLOW, INC.
                                        GRAMTEL USA, INC.
                                        GRAMTEL MIDWEST, INC.
                                        GRAMTEL-ILLINOIS, INC.
                                        YT HOLDINGS, INC.
                                        DACCO INCORPORATED
                                        PIONEER PAPER CORPORATION
                                        JI VENTURES, INC.

                                        By:_____________________________________
                                             Name:______________________________
                                             Title:_____________________________

                              CONSENT AND AGREEMENT

      Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Intercreditor Agreement as of the date thereof and agrees to be bound by the terms and provisions thereof and take no action which is inconsistent with, or to contest or challenge the validity of, any term or provision thereof, and agrees that its successors and assigns shall be bound by the foregoing.

                                        U.S. BANK NATIONAL ASSOCIATION,
                                        as Trustee

                                        By:_____________________________________
                                             Name:______________________________
                                             Title:_____________________________